Exhibit 99.1

Investor Contact:	Andrew McWilliams	Media Contact:	Joy Sutton
	(615) 732-1385		(615) 587-7728
	IR@contactAAC.com		Mediarequest@contactAAC.com

AAC Holdings, Inc. Reports Second Quarter 2019 Results

BRENTWOOD, Tenn., August 30, 2019 - AAC Holdings, Inc. (NYSE: AAC) (“the Company” or “AAC”) announced financial results for the second quarter and six months ended June 30, 2019, as well as updated 2019 guidance.

Second Quarter 2019 Operational and Financial Highlights:

(All comparisons are to first quarter ended March 31, 2019, unless otherwise noted)

•	Total revenues improved by 13% to $62.7 million
•	Total inpatient census improved by 8% to 802 from 740
•	New admissions improved 4% to 4,830 from 4,641
•	Average daily inpatient revenue improved 17% to $790 from $674
•	Net loss attributable to AAC Holdings, Inc. common stockholders decreased 25% to $16.4 million, or $(0.66) per diluted common share from $22.0 million, or $(0.90) per diluted share.
•	Adjusted EBITDA improved by 144% to $2.9 million compared to $(6.5) million (see non-GAAP reconciliation herein).

“Despite the challenges we faced last year, we continue to see positive momentum in 2019 and believe that we will see continued improvement throughout the remainder of 2019,” said Michael Cartwright, AAC Chairman & Chief Executive Officer. “Inpatient census has been improving throughout 2019 and is up by 38% at June 2019 compared to December 2018. The initiatives in sales and marketing continue to show positive results as we continue to enhance our community and online outreach to those who need our help.”

“The expense savings initiatives implemented in late 2018 and in the first quarter of 2019 are having a positive impact. Operating expenses have decreased by 18% or $15 million, for the second quarter of 2019 compared to the second quarter of 2018.” Cartwright said.

Cartwright added, “We are considering initial proposals from third party investment firms as a result of the strategic transaction process being led by Cantor Fitzgerald & Co. and as we continue to show sequential improvement in our operating results we are excited optimistic about the investment interest in our Company and are engaged in talks with numerous well-regarded financing sources.”

Cost Savings Initiatives

The Company enacted a series of cost savings initiatives beginning during the fourth quarter of 2018 and continuing into 2019. These initiatives have included reductions in the Company’s corporate expenses, consolidation of its Las Vegas market, consolidation of the its southern California market, the sale of the Company’s New Orleans operations, and the consolidation of its lab operations. Operating expenses decreased by 18% or $15.1 million for the second quarter of 2019 compared to the second quarter of 2018.

Second Quarter 2019 Financial Results

On a sequential basis total revenues increased by 13% in the second quarter of 2019 compared to the first quarter of 2019 due to improved average daily inpatient census and improved average daily inpatient revenue. Average daily inpatient census improved by approximately 8% and average daily inpatient revenue improved by 17%.

Operating expenses on a sequential basis decreased by approximately 4% to $69.1 million for the second quarter of 2019 compared to the first quarter of 2019 (excluding the litigation settlement and the gain on sale recognized in the first quarter of 2019). This was primarily due to the benefit from the cost savings initiatives enacted during the fourth quarter for 2018 and into 2019. Operating expenses on a year-over-year basis improved 18% or $15.1 million.

AAC breaks down its revenues between client related revenue and non-client related revenue. Client related revenue includes: (1) inpatient treatment facility services and related professional services; (2) outpatient facility services, related professional services and sober living services; and (3) client related diagnostic services, which includes point of care drug testing and client related diagnostic laboratory services. Non-client related revenue includes marketing and diagnostic services provided to third parties as well as addiction services provided to individuals in the criminal justice system.

Total revenues were $62.7 million for the second quarter of 2019 compared with $55.4 million for the first quarter of 2019.

	Three Months Ended, June 30, 2019	Three Months Ended, March 31, 2019	Increase/ (Decrease)	% Change
Inpatient treatment facility services	$57,690	$44,889	$12,801	28.5
Outpatient facility and sober living services	5,407	6,454	(1,047)	(16.2)
Client related diagnostic services	(2,502)	2,146	(4,648)	(216.6)
Total client related revenue	60,595	53,489	7,106	13.3
Non-client related revenue	2,129	1,881	248	13.2
Total revenues	$62,724	$55,370	$7,354	13.3

Inpatient treatment facility services revenue increased 28.5% to $57.7 million for the three months ended, June 30, 2019, compared with $44.9 million for the three months ended, March 31, 2019.

Outpatient facility and sober living services revenue decreased 16.2% to $5.4 million for the three months ended, June 30, 2019, compared with $6.5 million for the three months ended, March 31, 2019.

Client related diagnostic services revenue decreased 216.6% to $(2.5) million for the three months ended, June 30, 2019, compared with $2.1 million for the three months ended, March 31, 2019.

Non-client related revenue increased 13.2% to $2.1 million for the three months ended, June 30, 2019, compared with $1.9 million for the three months ended, March 31, 2019.

Net loss attributable to AAC Holdings, Inc. common stockholders was $(16.4) million, or $(0.66) per diluted common share for the three months ended, June 30, 2019, compared with net loss attributable to AAC Holdings, Inc. common stockholders of $(22.0) million, or $(0.90) per diluted common share for the three months ended March 31, 2019.

Adjusted EBITDA increased to $2.9 million for the three months ended, June 30, 2019, compared with $(6.5) million for the three months ended, March 31, 2019. Adjusted EBITDA, is a non-GAAP financial measure. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are included at the end of this release.

Balance Sheet and Cash Flows

As of June 30, 2019, AAC Holdings’ balance sheet reflected cash and cash equivalents of $2.6 million, accounts receivable of $48.7 million, net property and equipment of $160.7 million and total debt of $341.9 million (current and long-term portions).

Cash flows used in operations totaled $13.5 million for the second quarter of 2019 compared to $9.6 million for the first quarter of 2019. Days sales outstanding were 71 days for the second quarter of 2019 compared to 74 days for the first quarter of 2019.

Credit Facilities

The Company is continuing discussions with lenders under its senior credit facilities to address events of defaults that have occurred relating to the Company’s compliance with certain covenants and obligations thereunder including minimum liquidity, leverage ratio and certain interest payment defaults. Management is pursuing one or more amendments to the senior credit facilities, forbearance agreements or both, which would address the Company’s current liquidity and compliance covenants.

Evaluation of Strategic Alternatives in AAC’s Real Estate Portfolio

The Company has commenced a process to generate additional value from its assets, including its real estate portfolio consisting of treatment centers located across the United States. Management’s goal is to leverage the portfolio to create additional liquidity, lower its cost of capital and enhance shareholder value. Real estate strategic alternatives could include further sale leasebacks of individual facilities or larger portions of the Company’s real estate portfolio.

2019 Outlook

AAC updates its guidance for the full year 2019 as follows:

Full Year 2019 Guidance
(in millions, except per share data)
Total Revenues	$255 - $275
Inpatient treatment facility revenue	$225 - $235
Outpatient and sober living facility revenue	$20 - $25
Client related diagnostic services revenue	$2 - $5
Non-client related revenue	$8 - $10

Adjusted EBITDA	$16 - $21
Adjusted Earnings per Diluted Common Share	$(1.80) - $(1.50)

The Company expects diluted weighted-average common shares outstanding of approximately 25.0 million for the year.

The outlook above does not include the impact of any future acquisitions, transaction-related costs, litigation settlement or expenses related to legal defenses.

With respect to the “2019 Outlook” above, reconciliation of adjusted EBITDA and adjusted earnings per diluted common share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including de novo start-up and other expense and acquisition-related expenses. We expect these adjustments may have a potentially significant impact on future GAAP financial results.

Earnings Conference Call

The Company has provided an earnings release supplement that provides certain operating and financial results and information regarding its 2019 annual outlook that is available online in the Investor Relations section of the Company's website at ir.americanaddictioncenters.org.

The Company will host a conference call and live audio webcast on Friday, August 30, 2019, at 8:00 a.m. CT to further discuss these results. The number to call for this interactive teleconference is 1-877-224-7960. A replay of the conference call will be available through September 13, 2019, by dialing 877-344-7529 and entering the replay access code, 10134661.

The live audio webcast of the Company's quarterly conference call will also be available online in the Investor Relations section of the Company's website at ir.americanaddictioncenters.org.

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About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “AAC Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of the Company’s revenue, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) the Company’s inability to effectively operate its facilities; (ii) the Company’s reliance on its sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point-of-care and definitive lab testing; (iv) the Company’s failure to successfully achieve growth through acquisitions and de novo projects; (v) risks associated with estimates of the value of accounts receivable or deterioration in collectability of accounts receivable; (vi) a failure to achieve anticipated financial results from contemplated and prior acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (viii) the Company’s failure to achieve anticipated financial results from contemplated and prior acquisitions; (ix) a disruption in the Company’s ability to perform diagnostic laboratory services; (x) maintaining compliance with applicable regulatory authorities, licensure and permits to operate the Company’s facilities and laboratories; (xi) a disruption in the Company’s business and reputational and economic risks associated with the civil securities claims brought by shareholders or claims by various parties; (xii) inability to meet the covenants in the Company’s loan documents or lack of borrowing capacity, including the Company’s inability to enter into forbearance agreements and amendments with its lenders with respect to certain events of default; (xiii) inability to successfully raise capital to meet the Company’s liquidity needs; and (xiv) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward-looking statements. The Company is in the process of finalizing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, including the process of reviewing the financial statements contained therein. Results reported in this earnings release could change as a result of this process.

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in thousands, except share data)

	Three Months Ended
	June 30, 2019	March 31, 2019
Revenues
Client related revenue	$60,595	$53,489
Non-client related revenue	2,129	1,881
Total revenues	62,724	55,370

Operating expenses
Salaries, wages and benefits	38,928	40,553
Client related services	5,975	6,041
Advertising and marketing	2,725	3,295
Professional fees	5,557	4,122
Other operating expenses	10,260	11,363
Rentals and leases	2,094	2,000
Litigation settlement	—	(1,238)
Depreciation and amortization	3,572	4,344
Gain on sale	—	(1,010)
Total operating expenses	69,111	69,470
Loss from operations	(6,387)	(14,100)
Interest expense, net	12,582	10,260
Other income, net	(232)	(211)
Loss before income tax benefit	(18,737)	(24,149)
Income tax expense (benefit)	323	(33)
Net loss	(19,060)	(24,116)
Less: net loss attributable to noncontrolling interest	2,688	2,097
Net loss attributable to AAC Holdings, Inc. common stockholders	$(16,372)	$(22,019)

Basic (loss) earnings per common share	$(0.66)	$(0.90)
Diluted (loss) earnings per common share	$(0.66)	$(0.90)
Weighted-average common shares outstanding:
Basic	24,741,530	24,495,163
Diluted	24,741,530	24,495,163

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in thousands)

	June 30	December 31
	2019	2018
Assets
Current assets
Cash and cash equivalents	$2,581	$5,409
Accounts receivable, net of allowances	48,747	47,860
Prepaid expenses and other current assets	1,963	10,695
Total current assets	53,291	63,964
Property and equipment, net	160,749	166,921
Right-of-use assets, net	28,328	—
Goodwill	198,952	198,952
Intangible assets, net	10,383	12,063
Other assets	11,362	10,377
Total assets	$463,065	$452,277

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,744	$13,507
Accrued and other current liabilities	31,998	30,423
Accrued litigation	3,493	8,000
Current portion of lease liability	5,109	121
Current portion of long-term debt	334,534	309,394
Current portion of financing lease obligation	24,489	—
Total current liabilities	417,367	361,445
Deferred tax liabilities	1,402	1,227
Long-term debt, net of current portion and debt issuance costs	7,384	9,764
Lease liability, net of current portion	28,325	—
Financing lease obligation, net of current portion	—	24,421
Other long-term liabilities	8,139	13,147
Total liabilities	462,617	410,004

Stockholders’ equity	27,373	64,413
Noncontrolling interest	(26,925)	(22,140)
Total stockholders’ equity including noncontrolling interest	448	42,273
Total liabilities and stockholders’ equity	$463,065	$452,277

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(Dollars in thousands)

	Three Months Ended
	June 30, 2019	March 31, 2019
Cash flows used in operating activities:
Net loss	$(19,060)	$(24,116)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,572	4,344
Equity compensation	850	364
Loss on disposal of property and equipment	465	145
Amortization of debt issuance costs	728	1,243
Deferred income taxes	265	(90)
Changes in operating assets and liabilities:
Accounts receivable	(3,063)	2,176
Prepaid expenses and other assets	1,701	7,808
Accounts payable	577	3,660
Accrued and other current liabilities	3,040	4,819
Accrued litigation	(1,334)	(3,173)
Other long-term liabilities	(1,227)	(6,763)
Net cash used in operating activities	(13,486)	(9,583)
Cash flows used in investing activities:
Purchase of property and equipment	(1,075)	(913)
Sale of subsidiary	—	887
Net cash used in investing activities	(1,075)	(26)
Cash flows (used in) provided by financing activities:
Payments on 2017 Credit Facility	(1,724)	(1,924)
Proceeds from 2019 Priming Facility, net of deferred financing costs	260	24,284
Proceeds from 2017 Credit Facility, net of deferred financing costs	1,211	250
Payments on finance leases and other	(224)	(291)
Payments on AdCare Note	(250)	(250)
Net cash (used in) provided by financing activities	(727)	22,069
Net change in cash and cash equivalents	(15,288)	12,460
Cash and cash equivalents, beginning of period	17,869	5,409
Cash and cash equivalents, end of period	$2,581	$17,869

AAC HOLDINGS, INC.
OPERATING METRICS
Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2019
Operating Metrics:
New admissions[1]	4,830	4,641	9,471
Average daily inpatient census[2]	802	740	771
Average daily sober living census[3]	185	213	199
Total average daily census	987	953	970
Average episode length (days)[4]	19	19	19
Average daily inpatient revenue[5]	$790	$674	$735
Revenue per admission[6]	$12,546	$11,525	$12,046
Outpatient visits[7]	37,903	39,717	77,620
Revenue per outpatient visit[8]	$143	$162	$153
Client related diagnostic services[9]	(4%)	4%	0%
Inpatient bed count at end of period[10]	996	996	996
Effective inpatient bed count at end of period[11]	992	992	992
Average effective inpatient bed utilization[12]	81%	75%	78%

1    Represents total client admissions at our inpatient facilities for the periods presented.

2    Represents average daily client census at all of our inpatient facilities.

3    Represents average daily client census at our sober living facilities.

4    Average episode length is the consecutive number of days from admission to discharge that a client stays at an AAC inpatient facility and, when applicable, an AAC sober living facility.

5    Average daily inpatient revenue is calculated as total revenues from all of our inpatient facilities during the period, divided by the product of the number of days in the period multiplied by average daily inpatient census.

6    Revenue per admission is calculated by dividing total client related revenue by new admissions.

7    Represents the total number of outpatient visits at our standalone outpatient centers during the periods presented.

8    Revenue per outpatient visit is calculated as total revenues from all of our standalone outpatient facilities divided by the number of outpatient visits during the period.

9    Client related diagnostic services revenue, as a percentage of client related revenue, includes point-of-care and client related diagnostic laboratory services.

10   Inpatient bed count at end of period includes all beds at inpatient facilities.

11   Effective bed count at end of period represents the number of beds for which our facilities are staffed based on planned census.

12   Average effective inpatient bed utilization represents average daily inpatient census divided by the average effective inpatient bed count during the applicable period.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Adjusted EBITDA to Net Loss (Income) Attributable to AAC Holdings, Inc. Common Stockholders

	Three Months Ended
	June 30, 2019	March 31, 2019
Net loss attributable to AAC Holdings, Inc. common stockholders	$(16,372)	$(22,019)
Non-GAAP Adjustments[1]:
Interest expense	12,582	10,260
Depreciation and amortization	3,572	4,344
Income tax benefit	323	(33)
Net loss attributable to noncontrolling interest	(2,688)	(2,097)
Stock-based compensation and other	1,539	364
Litigation settlement, regulatory and California matter related expense	66	(988)
Acquisition-related expense	40	28
Transaction costs	532	1,517
Recruitment and retention expense	50	375
Employee severance expense	185	1,098
Facility closure operating losses and expense	3,059	647
Adjusted EBITDA	$2,888	$(6,504)

1    Adjusted EBITDA, adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders and adjusted diluted earnings per common share (herein collectively referred to as "Non-GAAP Disclosures") are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission, each of which are defined below. Management has chosen to present these Non‐GAAP Disclosures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of certain items that we do not consider indicative of our ongoing core operating performance or are non-cash items. Certain of these items may recur in the future. Management believes the Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe the Non-GAAP Disclosures also enhance investors’ ability to compare period-to-period financial results. The Non-GAAP Disclosures should not be considered as measures of financial performance under U.S. generally accepted accounting principles ("GAAP"). The items excluded from the Non-GAAP Disclosures are significant components in understanding and assessing our financial performance and should not be considered as an alternative to net income or other financial statement items presented in the condensed consolidated financial statements. Because the Non-GAAP Disclosures are not measures determined in accordance with GAAP, the Non-GAAP Disclosures may not be comparable to other similarly titled measures of other companies.

Management defines adjusted EBITDA as net loss attributable to AAC Holdings, Inc. common stockholders adjusted for interest expense, depreciation and amortization expense, income tax benefit, net loss attributable to noncontrolling interest, stock-based compensation and related tax reimbursements, litigation settlement, certain regulatory and California matter related expenses, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, recruitment and retention expense, employee severance expense and facility closure operating losses and expense.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands, except share data)
Reconciliation of Adjusted Net (Loss) Income Attributable to AAC Holdings, Inc. Common Stockholders to Net (Loss) Income Attributable to AAC Holdings, Inc. Common Stockholders

	Three Months Ended
	June 30, 2019	March 31, 2019
Net loss attributable to AAC Holdings, Inc. common stockholders	$(16,372)	$(22,019)
Non-GAAP Adjustments:
Litigation settlement, regulatory and California matter related expense	66	(988)
Acquisition-related expense	40	28
Transaction costs	532	1,517
Recruitment and retention expense	50	375
Employee severance expense	185	1,098
Facility closure operating losses and expense	3,059	647
Income tax effect of non-GAAP adjustments	—	(4)
Adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(12,440)	$(19,346)
Weighted-average common shares outstanding - diluted	24,741,530	24,495,163
GAAP diluted (loss) income per common share	$(0.66)	$(0.90)
Adjusted (loss) earnings per diluted common share	$(0.50)	$(0.79)

Management defines adjusted net loss attributable to AAC Holdings, Inc. common stockholders as net loss attributable to AAC Holdings, Inc. common stockholders adjusted for litigation settlement, certain regulatory and California matter related expenses, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, recruitment and retention expense, employee severance expense, facility closure operating losses and expense and the income tax effect of the non-GAAP adjustments at the then applicable effective tax rate.

Adjusted diluted earnings per common share represents diluted earnings per common share calculated using adjusted net income attributable to AAC Holdings, Inc. common stockholders as opposed to net income attributable to AAC Holdings, Inc. common stockholders.